Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-91178 on Form S-8 of Park National Corporation of our report dated June 19, 2009, appearing in this Annual Report on Form 11-K of Park National Corporation Employees Stock Ownership Plan for the year ended December 31, 2008.
/s/ Crowe Horwath LLP

Crowe Horwath LLP
Columbus, Ohio
June 19, 2009